Audit Committee Charter

Purposes

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:
(i)                      the integrity of the Company’s financial statements,
(ii)                      the Company’s compliance with legal and regulatory requirements,
(iii)           the independent auditors’ qualifications and independence,
(iv)	the performance of the independent auditors; and
(v)	such other duties as may be directed by the Board.

Membership

The Committee shall consist of at least three members, all of whom shall meet the independence requirements established by the Securities and Exchange Commission (“SEC”), applicable laws, regulations, and the listing requirements of any securities exchange on which the Company’s securities are then listed (“Exchange”). Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the meaning of SEC rules and regulations or, if permitted by the Exchange, the Company shall disclose in its annual report on Form 10-K required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” The Board appoints the members of the Committee and the chairperson. The Board may remove the chairperson or any member from the Committee at any time with or without cause.

Meetings

The Committee shall meet at least once per quarter. In addition, the Committee shall hold such additional meetings as may be called by any member of the Committee or at the request of the Company’s independent auditors. The Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, and other key members of management may be invited from time to time to meetings of the Committee to offer information, expertise and advice as requested by the Committee. The Committee may also request the independent auditors to participate in Committee meetings, as necessary. Attendance at Committee meetings may be in person or by telephone.

Duties and Responsibilities of the Committee

The Committee is directly responsible for the appointment (subject to shareholder ratification), compensation, retention and oversight of the independent auditors.

Appointment of Internal Auditor：The Committee shall review the appointment and replacement of the internal auditor.

Separate Meetings with the Internal Auditor：The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities; budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Handling of Complaints： The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

Other Matters：The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

The Committee's responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. The Responsibilities Calendar will be updated annually as necessary to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices.

The Committee has full access to senior management and other employees, and has authority to retain independent counsel and other advisors it deems necessary, in carrying out its duties and responsibilities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. The Company shall provide the Committee with such funding as may be deemed necessary by the Committee in order to enable the Committee to exercise its powers and discharge its responsibilities under this Charter.

The Committee shall be responsible for (a) ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the issuer, consistent with Independence Standards Board Standard 1, and (b) actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.

CIWT Audit Committee Responsibilities Calendar

CIWT Audit Committee Responsibilities Calendar

	DESCRIPTION OF RESPONSIBILITY	Q1	Q2	Q3	Q4	As Req'd
.
1.	Review and update the Audit Committee Charter and Responsibilities Calendar annually.				•
2.	Provide an “Audit Committee report” in the annual proxy in accordance with applicable rules and regulations, when and if applicable	•
3.	Independent Auditors: Appointment, Compensation, Retention and Oversight	•	•	•	•	•
4.	Resolve any disagreements between management and the independent auditor about financial reporting.					•
5.	Review the responsibilities, resources, functions, and performance of the Company's internal audit department, if applicable (currently the company does not have an internal audit department)					•
6.	Determination as to Independence and Performance of Independent Auditors	•				•
7.	Review and Discuss Audit Scope and plan with Finance and Independent Auditors	•
8.
Risk assessment and management: Inquire of management, and the independent auditor about significant risks or exposures, review the Company's policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.
		•	•	•	•	•
9.	Review with CFO and if applicable, CEO
	a. The effectiveness and adequacy of its internal controls (including computerized information system controls and security) and the independent auditor's attestation.	•	•	•	•
	b. Disclosure controls and Procedures	•	•	•	•
	c. Legal and regulatory compliance	•	•	•	•
	d. Any related significant findings and recommendations of the independent auditor together with management's responses.					•
10.	Review with Finance management any significant changes to GAAP policies or standards.	•	•	•	•
11.	Review of Annual and quarterly filings and other communications	•	•	•	•	•
12.	Review of Related Party Transactions
13.	Pre-approval of Audit and Non-Audit Services					•
14.	Review and recommend approval by the Board of Directors the Corporation’s unaudited quarterly financial statements and annual audited financial statements and its press release	•	•	•	•
15.	Review all financial information to be included in regulatory filings, prospectus and other documents requiring approval of the Board					•
16.	Executive session with Independent Auditors	•				•
17.	Executive session without Management	•	•	•	•	•
18.	Any responsibility element as assigned					•
19.	Except as otherwise permitted by the rules of the Exchange, establish procedures for
	a. The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and					•
	b. The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.					•

Approved by the Board of Directors on May 8, 2009